                                                      REGISTRATION NO. 33-64051

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                               -----------------


                               AMENDEMENT NO. 1
                                      to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               -----------------

                           SEAGULL ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

              TEXAS                                               74-1764876
  (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                              1001 FANNIN, SUITE 1700
                             HOUSTON, TEXAS 77002-6714
                                 (713) 951-4700
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   ROBERT W. SHOWER, EXECUTIVE VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                            1001 FANNIN, SUITE 1700
                           HOUSTON, TEXAS 77002-6714
                                 (713) 951-4700
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                   COPIES TO:
  VINSON & ELKINS L.L.P.                             SIMPSON THACHER & BARTLETT
  2300 FIRST CITY TOWER                                  425 LEXINGTON AVENUE
 HOUSTON, TEXAS 77002-6760                         NEW YORK, NEW YORK 10017-3909
 ATTN: J. MARK METTS, ESQ.                          ATTN: ANDREW R. KELLER, ESQ.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]















                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                 Proposed                  Proposed
        Title of each class of          Amount to be         maximum offering          maximum aggregate           Amount of
  securities to be registered(1)(2)     registered(3)    price per unit(4)(5)(6)    offering price(4)(5)(6)     registration fee(3)
------------------------------------------------------------------------------------------------------------------------------------

 Debt Securities(7)
 Preferred Stock
 Depositary Shares(8)
 Common Stock(9)
 Securities Warrants                    $300,000,000               100%                  $300,000,000             $103,449(10)
   Total . . . . . . . . . . . . .
====================================================================================================================================

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.
(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the Debt Securities, Preferred Stock,
         Depositary Shares or Securities Warrants registered hereunder.   Any
         securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectus herein also relates to $100,000,000 of Debt Securities of the Registrant registered under Registration Statement No. 33-65118. A filing fee of $109,375 in respect of such Debt Securities was paid on June 28, 1993 upon the filing of such Registration Statement.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.
(5) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the Debt Securities, Preferred Stock or Depositary Shares registered hereunder.
(6) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(7) The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000, or the equivalent thereof in foreign currencies or composite currencies.
(8) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event that the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.
(9) Including associated preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.

(10)     Previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Pursuant to the provisions of Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement also relates to $100,000,000 of Debt Securities covered by Registrant's Registration Statement on Form S-3 (Registration No. 33-65118). Such Registration
Statement is accordingly amended to reflect the information contained herein.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the Common Stock being registered are estimated as follows:

              Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . .          $103,449
              Rating agencies' fees . . . . . . . . . . . . . . . . . . . . . . .             *
              Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . .             *
              Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .             *
              Accounting fees and expenses  . . . . . . . . . . . . . . . . . . .             *
              Printing and engraving expenses . . . . . . . . . . . . . . . . . .             *
              Trustee's fees and expenses . . . . . . . . . . . . . . . . . . . .             *
              Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . .             *
                                                                                       ------------
                  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      *
                                                                                       ============

________________
 * To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         Article VI of the Company's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act. The Company also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

         Reference is made to Article Eleven of the Articles of Incorporation of the Registrant, which was adopted by the Company's shareholders on May 11, 1988 and which provides as follows:

                                "ARTICLE ELEVEN

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director."

         Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to read in its entirety as follows:

                 "B.      The articles of incorporation of a corporation may
         provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                     (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

                     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                     (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute."

ITEM 16.  EXHIBITS.

 *1.1         Proposed Form of Underwriting Agreement (Debt Securities).

 *1.2         Proposed Form of Underwriting Agreement (Preferred Stock).

 *1.3         Proposed Form of Underwriting Agreement (Common Stock).

 *1.4         Proposed Form of Underwriting Agreement (Securities Warrants).

**4.1         Form of Debt Securities.

  4.2         Senior Indenture by and between the Company and The Bank of New
              York, as Trustee, dated as of July 15, 1993 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated
              August 4, 1993).

  4.3         Senior Subordinated Indenture by and between the Company and The
              Bank of New York, as Trustee, dated as of July 15, 1993
              (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated August 4, 1993).

  4.4 Specimen of 7 7/8% Senior Note due 2003 and resolutions adopted by the Chairman of the Board of Directors (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K dated
              August 4, 1993).

  4.5 Specimen of 8 5/8% Senior Subordinated Note due 2005 and resolutions adopted by the Chairman of the Board of Directors
              (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K dated August 4, 1993).


   4.6 Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988, May 21,
               1991, and May 21, 1993 with the Secretary of State of the State of Texas, that certain Statement of Relative Rights and Preferences related to the designation and issuance of the Company's $2.25 Convertible Exchangeable Preferred Stock,
               Series A, filed August 6, 1986 with the Secretary of State of the State of Texas and that certain Statement of Resolution
               Establishing Series of Shares of Series B Junior Participating
               Preferred Stock of Seagull Energy Corporation filed March 21,
               1989 with the Secretary of State of the State of Texas
               (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).
   4.7         Bylaws of the Company, as amended through March 17, 1995
               (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).
   4.8 Rights Agreement dated as of March 17, 1989 between the Company and NCNB Texas National Bank, as Rights Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior Participating Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit
               B and the Summary of Rights to Purchase Preferred Shares as
               Exhibit C (incorporated by reference to Exhibit 4.8 to Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1993).
    4.9 First Amendment to Rights Agreement by and between the Company and NationsBank of Texas, N.A. (formerly NCNB Texas National
               Bank) dated as of June 18, 1992 (incorporated by reference to
               Exhibit 3.4  to Registration Statement on Form S-3 (File No.
               33-55426)).

  **4.10       Form of Securities Warrants.

   *4.11       Form of Depositary Agreement.

   *4.12       Form of Depositary Receipt.

   *5.1        Opinion of Vinson & Elkins L.L.P.

***12.1        Computation of Ratio of Earnings to Fixed Charges.

***23.1        Consent of KPMG Peat Marwick LLP.

  *23.2        Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

***23.3        Consent of Ryder Scott Company, independent petroleum engineers.

***23.4 Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

***23.5 Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers.

   24.1 Powers of Attorney (contained in the Signatures section of this registration statement).

   25.1        Statements of eligibility of Trustee.

_______________
  *To be filed by amendment.
 **The Company will file any forms of Debt Securities or Securities Warrants not previously so filed in a Current Report on Form 8-K.

***Previously filed.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under th Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant further hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to
Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 8TH DAY OF NOVEMBER, 1995.


                                       SEAGULL ENERGY CORPORATION



                                       By: /s/ Barry J. Galt
                                           ---------------------------------
                                           Barry J. Galt
                                           Chairman of the Board, President
                                           and Chief Executive Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW APPOINTS BARRY J. GALT AND ROBERT W. SHOWER, AND BOTH OF THEM, EITHER OF WHOM MAY ACT WITHOUT THE JOINDER OF THE OTHER, AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM, AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND
AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


            SIGNATURE                                   TITLE                                   DATE
            ---------                                   -----                                   ----
          J. Evans Attwell*                 Director                                        November 8, 1995
--------------------------------------
         (J. Evans Attwell)

          Rodney W. Bridges*                Vice President and Controller                   November 8, 1995
--------------------------------------      (Principal Accounting Officer)
         (Rodney W. Bridges)

            John W. Elias*                  Executive Vice President                        November 8, 1995
--------------------------------------      and Director
           (John W. Elias)

           Peter J. Fluor*                  Director                                        November 8, 1995
--------------------------------------
         (Peter J. Fluor)

        /s/ Barry J. Galt                   Chairman of the Board, President,               November 8, 1995
--------------------------------------      Chief Executive Officer and
           (Barry J. Galt)                    Director (Principal Executive
                                            Officer)

          William R. Grant*                 Director                                        November 8, 1995
--------------------------------------
         (William R. Grant)

           Dean P. Guerin*                  Director                                        November 8, 1995
--------------------------------------
          (Dean P. Guerin)

          Richard M. Morrow*                Director                                        November 8, 1995
--------------------------------------
         (Richard M. Morrow)

           Dee S. Osborne*                  Director                                        November 8, 1995
--------------------------------------
          (Dee S. Osborne)

            Sam F. Segnar*                  Director                                        November 8, 1995
--------------------------------------
           (Sam F. Segnar)

          Robert W. Shower*                 Executive Vice President, Chief                 November 8, 1995
--------------------------------------      Financial Officer and Director
         (Robert W. Shower)                   (Principal Financial Officer)

         George M. Sullivan*                Director                                        November 8, 1995
--------------------------------------
        (George M. Sullivan)

*By: /s/ Barry J. Galt
     ----------------------------------
     Barry J. Galt*
     Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                                               Sequential
Number                       Description                                                                         Page No.
------                       -----------                                                                         --------
  *1.1         Proposed Form of Underwriting Agreement (Debt Securities).

  *1.2         Proposed Form of Underwriting Agreement (Preferred Stock).

  *1.3         Proposed Form of Underwriting Agreement (Common Stock).

  *1.4         Proposed Form of Underwriting Agreement (Securities Warrants).

 **4.1         Form of Debt Securities.

   4.2         Senior Indenture by and between the Company and The Bank of New York, as Trustee, dated as of July 15,
               1993 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated August 4, 1993).

   4.3         Senior Subordinated Indenture by and between the Company and The Bank of New York, as Trustee, dated as of
               July 15, 1993 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated August 4,
               1993).

   4.4         Specimen of 7 7/8% Senior Note due 2003 and resolutions adopted by the Chairman of the Board of Directors
               (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K dated August 4, 1993).

   4.5         Specimen of 8 5/8% Senior Subordinated Note due 2005 and resolutions adopted by the Chairman of the Board of Directors (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K dated August 4,
               1993).

   4.6         Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988,
               May 21, 1991, and May 21, 1993 with the Secretary of State of the State of Texas, that certain Statement of Relative Rights and Preferences related to the designation and issuance of the Company's $2.25
               Convertible Exchangeable Preferred Stock, Series A, filed August 6, 1986 with the Secretary of State of the State of Texas and that certain Statement of Resolution Establishing Series of Shares of Series B
               Junior Participating Preferred Stock of Seagull Energy Corporation filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

   4.7         Bylaws of the Company, as amended through March 17, 1995 (incorporated by reference to Exhibit 3.1 to
               Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

   4.8         Rights Agreement dated as of March 17, 1989 between the Company and NCNB Texas National Bank, as Rights
               Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior
               Participating Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as
               Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.8 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

   4.9         First Amendment to Rights Agreement by and between the Company and NationsBank of Texas, N.A. (formerly
               NCNB Texas National Bank) dated as of June 18, 1992 (incorporated by reference to Exhibit 3.4  to
               Registration Statement on Form S-3 (File No. 33-55426)).

 **4.10        Form of Securities Warrants.

  *4.11        Form of Depositary Agreement.

  *4.12        Form of Depositary Receipt.

  *5.1         Opinion of Vinson & Elkins L.L.P.

***12.1         Computation of Ratio of Earnings to Fixed Charges.

***23.1         Consent of KPMG Peat Marwick LLP.

  *23.2         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

***23.3         Consent of Ryder Scott Company, independent petroleum engineers.

***23.4         Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

***23.5         Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers.

   24.1         Powers of Attorney (contained in the Signatures section of this registration statement).

   25.1         Statements of eligibility of Trustee.


---------------
  *To be filed by amendment.
 **The Company will file any forms of Debt Securities or Securities Warrants not previously so filed in a Current Report on Form 8-K.

***Previously filed.